Exhibit 1.1
[     ] ORDINARY SHARES
AEI
Common Stock
UNDERWRITING AGREEMENT
[          ], 2009
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
   As Representatives of the Several Underwriters,

c/o	Goldman, Sachs & Co. 85 Broad Street New York, New York 10004
Ladies and Gentlemen:
     1. Introductory. AEI, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters [     ] ordinary shares in the capital of the Company, par value $0.002 per share (“Securities”), and the shareholders listed in Schedule B hereto (“Selling Shareholders”) agree severally with the Underwriters to sell to the several Underwriters an aggregate of [     ] outstanding shares of the Securities (such [     ] shares of the Securities being hereinafter referred to as the “Firm Securities”). The Selling Shareholders also agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [     ] additional outstanding shares (“Optional Securities”) of the Securities, as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.
     2. Representations and Warranties of the Company and the Selling Shareholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:
     (i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-161420) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.
     As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The offer and sale of the Offered Securities have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.
     For purposes of this Agreement:
     “430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).
     “430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means [     ]:00 [a/p]m (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the U.S. Securities and Exchange Commission.
     “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by its being so specified in Schedule D to this Agreement.
     The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).
     “Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (ii) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus conforms and will conform in all material respects to the requirements of the Act and the Rules and Regulations and does not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.
     (iii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
     (iv) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [     ], 2009 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, set forth in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.
     (v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict in any material respect with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict in any material respect with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (vi) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with full power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so duly qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
     (vii) Subsidiaries. Each subsidiary and affiliated entity of the Company listed on Schedule E to this Agreement, which are all of the Company’s subsidiaries and affiliated entities that are “significant” within the meaning of Regulation S-X 1-02(w), utilizing a 5% rather than a 10% test of significance (each a “Significant Subsidiary”), has been duly formed and is existing and in good standing to the extent the concept is applicable under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each Significant Subsidiary is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or ownership interests of each Significant Subsidiary has been duly authorized and validly issued and, where applicable, is fully paid and nonassessable, except where the failure to be so duly authorized, fully paid and nonassessable would not, individually or in the aggregate, have a Material Adverse Effect; and the capital stock or ownership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, or affiliated entities is owned free from liens, encumbrances and defects, except (A) as disclosed in the General Disclosure Package, (B) for liens, encumbrances or defects in place as of the date hereof and listed on Schedule F to this Agreement or (C) as would not have a Material Adverse Effect.
     (viii) Accurate Summaries. The statements and tables set forth in the Registration Statement under the sections “Prospectus Summary,” “History and Development,” “Business” and “Underwriting” insofar as they purport to describe the ownership interests of the Company and its subsidiaries and affiliated entities are accurate and fair in all material respects.
     (ix) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; under the Second Amended and Restated Shareholders Agreement among the Company and the shareholders party thereto, the Company has granted such shareholders certain pre-emptive rights with respect to issuances of Securities other than the Offered Securities and all such pre-emptive rights shall terminate on the closing of the transaction contemplated hereby; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; the Offered Securities to be issued and sold by the Company, when issued and delivered against payment pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and except as disclosed in the General Disclosure Package as of the Applicable Time, there are no restrictions on transfers of the Offered Securities under the laws of the Cayman Islands or the United States, as the case may be.
     (x) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xi) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”), and any person to whom the Company has granted Registration Rights (i) has agreed in writing not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(m) hereof, and (ii) will be unable to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(m) hereof; provided, that, solely with respect to clauses (i) and (ii) of this Section 2(xi), such Lock-Up Period will not include any extensions provided by clauses (1) or (2) of the penultimate sentence of Section 5(m) hereof.
     (xii) Listing. The Offered Securities have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

     (xiii) Absence of Further Requirements. No consent, approval, authorization, license, qualification or order of, or filing or registration with, any person (including any governmental agency or body or any court) (each, a “Consent”) is required to be obtained or made by the Company or any Significant Subsidiary for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws for the transactions contemplated by this Agreement and such Consents that have been, or prior to the Closing Date will be, obtained or made are in full force and effect.
     (xiv) Absence of Stamp Duties. Other than the New York State Stock Transfer Tax imposed on the sale of the Offered Securities by the Selling Shareholders to the Underwriters and any Cayman Islands stamp duty payable on this Agreement, the Custody Agreement, Power of Attorney or any other transaction document that is executed in or brought to the Cayman Islands or produced before a Cayman Islands’ court, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes, duties or charges are payable in connection with offering of the Offered Securities or in connection with the execution, delivery and performance of this Agreement.
     (xv) Title to Property. Except as disclosed in the General Disclosure Package, or as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, and, except as disclosed in the General Disclosure Package, or as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and its Significant Subsidiaries hold all leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them.
     (xvi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Offered Securities by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (A) the memorandum and articles of association, charter, by-laws or other constitutive documents of the Company or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clause (C), where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect or materially affect the offering, issuance or sale of the Offered Securities; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (xvii) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other constitutive documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults as are described in the General Disclosure Package or that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.
     (xviii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xix) Proper Form of Agreement. This Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement; it is not necessary that this Agreement or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman stamp duty or similar tax be paid on or in respect of this Agreement or any other document to be furnished hereunder, in each case required for the enforcement hereof or thereof.
     (xx) Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package, the Company and its Significant Subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, concessions, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (xxi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.
     (xxii) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (xxiii) Environmental Laws. Except as disclosed in the General Disclosure Package, each of the Company and its subsidiaries (a) are in compliance with all statutes, laws, rules, regulations, decisions or orders of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or wastes, to the protection or restoration of the environment or to human exposure to hazardous or toxic substances or wastes (collectively, “Environmental Laws”), (b) do not own or operate any real property that is contaminated with hazardous or toxic substances or wastes, which contamination would reasonably be expected to give rise to a liability of the Company or its subsidiaries under any Environmental Laws, (c) have not received written notice that they are liable for any off-site disposal or contamination under any Environmental Laws, (d) have not received any claim that they are liable under any Environmental Laws and no such claim is pending, or to the knowledge of the Company, threatened, and (e) have received, and are in compliance with, all permits, licenses, authorizations, identification numbers and other approvals required under applicable Environmental Laws to conduct their respective businesses, except in the case of (a) through (e) above for such non-compliance contamination, liability, claim or failure to receive and comply that would not reasonable be expected to have a Material Adverse Effect.
     (xxiv) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Risk Factors — The Bolivian and Venezuelan governments have nationalized energy industry assets, and our remaining businesses in Bolivia and Venezuela may also be nationalized”, “Risk Factors — Lack of transparency, threat of fraud, public sector corruption and other forms of criminal activity involving government officials increases risk for potential liability under anti-bribery legislation including the U.S. Foreign Corrupt Practices Act”, “Risk Factors — We are strictly liable for any damages resulting from the inadequate rendering of electricity services by our Power Distribution businesses, and any such liabilities could result in significant additional costs to us and may adversely affect our results of operations”, “History and Development — AEIL’s Acquisition of a Controlling Interest in Promigas S.A. ESP”, “Management”, “Business”, “Related Party Transactions”, “Description of Share Capital”, “Taxation”, “Underwriting” and “Enforcement of Civil Liabilities”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.
     (xxv) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (xxvi) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure

Package or the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.
     (xxvii) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its Significant Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules presently in effect and which the Company, its Significant Subsidiaries and the Board are required to comply with as of the effectiveness of the Registration Statement and are taking steps to ensure that they will be in compliance with all other provisions of Sarbanes-Oxley and the Exchange Rules which will become applicable to them at all times after the effectiveness of the Registration Statement. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls that would require disclosure on Form 20-F under the Exchange Act or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.
     (xxviii) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.
     (xxix) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a

Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s knowledge, threatened or contemplated.
     (xxx) Registration Statement Exhibits. There are no contracts or other documents of a character required to be described in the Registration Statement, any Statutory Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. Except as set forth in Schedule J, neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof.
     (xxxi) Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein.
     (xxxii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, that will have a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries on a consolidated basis.
     (xxxiii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
     (xxxiv) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

     (xxxv) PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) (as defined in Section 1297 of the Code), for its most recently completed taxable year. Based on currently available information, the Company does not believe that it will be classified as a PFIC in the current or any future taxable year for U.S. federal income tax purposes. However, the determination of whether the Company is a PFIC is made annually. Therefore, it is possible that the Company could become a PFIC in the current or any future year due to changes in the assets or income composition of the Company and its subsidiaries.
     (xxxvi) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405.
     (xxxvii) Independent Accountants. Each of Deloitte & Touche LLP and Deloitte Inc., who have certified certain financial statements of the Company or its subsidiaries was an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act at the effective date of such certifications.
     (xxxviii) Taxes. The Company and its subsidiaries have filed all U.S. federal, state, local and all non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.
     (xxxix) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or Cayman Island dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.
     (xl) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
     (xli) Related Party Transactions. There are no material relationships or transactions between the Company or any of its Significant Subsidiaries on one hand and the Company’s 10% or greater shareholders or any of the Company’s or its Significant Subsidiaries’ respective directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed in the General Disclosure Package as of the Applicable Time within the past three years.
     (xlii) No Broker-Dealer Affiliation. Except as disclosed in the General Disclosure Package, there are no affiliations or associations between any member of Financial Industry Regulatory Authority (the “FINRA”) and any of the officers or directors of the Company or its subsidiaries, or holders of 5% or greater of the securities of the Company.
     (xliii) Insurance. The Company and each Significant Subsidiary are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any Significant Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Significant Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and except as set forth in Schedule K, there are no claims by the Company or any Significant Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Significant Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package; and the Company has in effect directors’ and officer’s insurance in such amounts as customary for an initial public offering.
     (xliv) No Unlawful Payments. Each of the Company, its subsidiaries, its affiliates and their respective officers, directors, supervisors, managers, agents, or employees, has not violated, and by its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance by each of the foregoing with the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable U.S. federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.
     (xlv) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xlvi) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xlvii) No Restrictions on Subsidiaries. Except as disclosed in the General Disclosure Package, and except as would not otherwise materially restrict any subsidiary from paying dividends to the Company, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject or under the current laws and regulations of the jurisdiction of its organization, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (xlviii) Business With Cuba. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.
     (xlix) Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the General Disclosure Package and the Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (l) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products or services.
     (li) Choice of Law. The Company can sue and be sued in its own name under the laws of the Cayman Islands; the choice of law provision set forth in Section 16 of this Agreement is legal, valid and binding under the laws of the Cayman Islands and will be honored by courts in the Cayman Islands; the Company has full power and authority to submit and, pursuant to Section 16 of this Agreement, has validly and irrevocably submitted to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York (“New York Courts”) in any suit, action or proceeding arising out of or based upon this Agreement; the Company has full power and authority to waive and, pursuant to Section 16 of this Agreement, has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and the Company has full power and authority to appoint and has validly and irrevocably appointed the authorized agent named in Section 16 of this Agreement for the purposes described therein, and service of process effected in the manner set forth in Section 16 of this Agreement will be effective to confer valid non-exclusive jurisdiction over the Company and the Selling Shareholders.
     (lii) No Immunity. Neither the Company, or any subsidiary nor any of their respective properties, assets or revenues has any right of immunity under Cayman or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, or any subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the subsidiaries waives or will waive such right to the extent permitted by law.
     (liii) Enforcement of Foreign Judgments. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced against the Company by courts in the Cayman Islands without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement or any other document be filed or recorded with any court or other authority in the Cayman Islands.
     (liv) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any Closing Date and completion of the offering of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offering Securities other than any Statutory Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any General Issuer Free Writing Prospectus set forth on Schedule C hereto.
     (lv) Compliance with Internal Policies. The sale of the Offered Securities by the Selling Shareholders does not, to the Company’s knowledge, violate any of the Company’s internal policies regarding the sale of shares by its affiliates.
     (lvi) Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.
     (lvii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (b) Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

     (i) Free Writing Prospectuses. Neither such Selling Shareholder nor any person acting on behalf of such Selling Shareholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405), relating to the Offered Securities except as set forth on Schedule C hereto.
     (ii) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Selling Shareholder.
     (iii) Power of Attorney. Such Selling Shareholder has duly authorized and duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Shareholders, the “Powers of Attorney”) appointing James Hughes, Laura Fulton and Maureen Ryan as attorneys-in-fact (the “Attorneys-in-Fact”), with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement on such Selling Shareholder’s behalf and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Shareholder subject to the terms of the Power of Attorney. The Power of Attorney constitutes a valid and binding obligation of such Selling Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating or affecting creditors’ rights and to general equity principles.
     (iv) Custody Agreement. Such Selling Shareholder has duly executed and delivered either a custody agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Shareholders, the “Custody Agreements”) with Computershare Inc. as custodian (the “Custodian”), or a Share Delivery Agreement (the “Share Delivery Agreement”) and the Custody Agreement or the Share Delivery Agreement, as the case may be, constitutes a valid and binding obligation of such Selling Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating or affecting creditors’ rights and to general equity principles.
     (v) Title to Securities. Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement, the Custody Agreement or the Share Delivery Agreement, as the case may be, and the Power of Attorney, and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.
     (vi) Absence of Adverse Claim. Upon payment for the applicable Offered Securities to be sold by such Selling Shareholder, delivery of such Offered Securities, as directed by the relevant Underwriter, to Computershare Inc. as the transfer agent (the “Transfer Agent”) (or as otherwise provided in the Share Delivery Agreement) and the crediting of such Offered Securities on the books of the Transfer Agent (or as otherwise provided in the Share Delivery Agreement) to an Offered Securities account of such Underwriter, in each case as provided in this Agreement and the Custody Agreement or the Share Delivery Agreement, as applicable, (i) such Underwriter shall own such Offered Securities free of any “adverse claim” (as defined in Section 8-102(a)(i) of the Uniform Commercial Code of New York State, the “UCC”) and (ii) no action based on any “adverse claim” (as so defined) to such Offered Securities may be successfully asserted against such Underwriter with respect to its “security entitlement” (as defined in Section 8-102(a)(17) of the UCC) in such Offered Securities. For purposes of this representation, such Selling Shareholder may assume that (a) such Underwriter does not have notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Offered Securities and (b) the provisions of the Custody Agreement with respect to the delivery and crediting of such Offered Securities shall have been complied with.
     (vii) Absence of Further Requirements. No Consent is required to be obtained or made by any such Selling Shareholder for the execution and delivery of the applicable Custody Agreement, the Share Delivery Agreement or the Power of Attorney or of this Agreement or for the consummation of the transactions contemplated thereby and hereby in connection with the offering and sale of the Offered Securities sold by such Selling Shareholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.
     (viii) Absence of Stamp Duties. Other than the New York State Stock Transfer Tax imposed on the sale of the Offered Securities by the Selling Shareholders to the Underwriters and any Cayman Islands stamp duty payable on this Agreement, the Custody Agreement, the Share Delivery Agreement, Power of Attorney or any other agreement that is executed in or brought to the Cayman Islands or produced before a Cayman Islands’ court, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes, duties or charges are payable by or on behalf of the Underwriters in connection with the sale and delivery of the Offered Securities by such Selling Shareholder or in connection with the execution, delivery and performance of this Agreement or the Custody Agreement or the Share Delivery Agreement, as applicable, by such Selling Shareholder.
     (ix) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by such Selling Shareholder of its Custody Agreement or share Delivery Agreement, its Power of Attorney and this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, or result in the imposition of any lien, charge or encumbrance upon any material property or assets of such Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of its properties or any material agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject (except where any such breach, violation or default would not, individually or in the aggregate, affect the offering, issuance or sale of the

Offered Securities), or the charter or by-law of such Selling Shareholder if it is a corporation or the constitutive documents of such Selling Shareholder if it is not a natural person or a corporation.
     (x) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement is not prompted by such Selling Shareholder’s knowledge of any material information concerning the Company or any of its subsidiaries that is not set forth the General Disclosure Package.
     (xi) Selling Shareholder Questionnaire. The questionnaire containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Offered Securities such Selling Shareholder has elected to sell in the offering (the “Questionnaire and Election Form”), completed by such Selling Shareholder and submitted to the Company by facsimile does not and as of each applicable Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Offered Securities indicated in the Questionnaire and Election Form is valid and binding on such Selling Shareholder.
     (xii) No Finder’s Fee. Except as disclosed in the General Disclosure Package or as waived there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xiii) No Registration Rights. Except as set forth in the General Disclosure Package, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.
     (xiv) No Preemptive Rights. Except as disclosed in the General Disclosure Package, such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive or similar right to purchase any of the Offered Securities that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the most recent Statutory Prospectus.
     (xv) No Broker-Dealer Affiliation. Except for Goldman, Sachs & Co, Deutsche Bank AG, [Old Lane HMA Master Fund, LP, Old Lane Cayman Master Fund, LP, Old Lane US Master Fund, LP and Ponderosa Asset, L.P.] and except as disclosed in the General Disclosure Package, such Selling Shareholder is not an “affiliate” of any member of FINRA or a “person associated with a member” of FINRA as each term is so defined by FINRA, provided, however, that for the purposes of this clause, “member” refers to an entity which is also an Underwriter in this offering.

     (xvi) Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (xvii) Choice of Law. The choice of law provision set forth in Section 16 of this Agreement is legal, valid and binding under the laws of the jurisdiction of organization of such Selling Shareholder and will be honored by courts in such jurisdiction; such Selling Shareholder has full power and authority to submit and, pursuant to Section 16 of this Agreement, has validly and irrevocably submitted to the non-exclusive jurisdiction of the New York Courts in any suit, action or proceeding arising out of or based upon this Agreement; such Selling Shareholder has full power and authority to waive and, pursuant to Section 16 of this Agreement, has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and such Selling Shareholder has full power and authority to appoint and has validly and irrevocably appointed the authorized agent named in Section 16 of this Agreement for the purposes described therein, and service of process effected in the manner set forth in Section 16 of this Agreement will be effective to confer valid non-exclusive jurisdiction over the Selling Shareholder; provided, however, a court of the Cayman Islands may (a) decline to stay proceedings or (b) refuse leave to serve proceedings out of the Cayman Islands if it is satisfied that it is just and equitable to allow proceedings to continue in the Cayman Islands.
     (xviii) No Immunity. Neither such Selling Shareholder, or any subsidiary nor any of its respective properties, assets or revenues has any right of immunity under the laws of the jurisdiction of its organization, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of its organization, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that such Selling Shareholder, or any subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of such Selling Shareholder and the subsidiaries waives or will waive such right to the extent permitted by law.
     (xix) Representation of Officers. Any certificate signed by any officer of such Selling Shareholder and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations,

warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of $[ ] per share, that number of Firm Securities (rounded up or down, as determined by Goldman, Sachs & Co. (“Goldman Sachs”) in its discretion, in order to avoid fractions) obtained by multiplying [ ] Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule B hereto, in the case of a Selling Shareholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.
     Unless otherwise explicitly provided in the Share Delivery Agreement, the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreements. Each Selling Shareholder that is a party to the Custody Agreement agrees that the shares are held in custody for such Selling Shareholder under such Custody Agreement irrevocably, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees that is a party to the Custody Agreement should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.
     The Company, and the Selling Shareholders through the Custodian or the selling shareholder individually to the extent agreed upon in the Share Delivery Agreement, will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in U.S. federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Goldman Sachs drawn to the order of the Company in the case of [                    ] shares of Firm Securities sold by the Company and the Custodian in the case of [                    ] shares of Firm Securities sold by the Selling Shareholders, at the office of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, at [                    ] A.M., New York time, on [                     ], 2009, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Milbank, Tweed, Hadley & McCloy LLP at least 24 hours prior to the First Closing Date.
     In addition, upon written notice from the Representatives given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final

Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Shareholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Shareholders in Schedule B hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by Goldman Sachs to eliminate fractions). Such Optional Securities shall be purchased from each Selling Shareholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by Goldman Sachs to eliminate fractions) and such option to purchase such Optional Securities may only be made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Shareholders.
     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian or in the case of a selling shareholder who is party to the Share Delivery Agreement, such selling shareholder will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in U.S. federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Goldman Sachs drawn to the order of the Custodian on behalf of the Selling Shareholders, at the above office of Milbank, Tweed, Hadley & McCloy LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Milbank, Tweed, Hadley & McCloy LLP at a reasonable time in advance of such Optional Closing Date.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
     5. Certain Agreements of the Company and the Selling Shareholders: The Company agrees with the several Underwriters and the Selling Shareholders that:
     (a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.
     (b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158. For the purpose of the preceding sentence, “Availability Date” means the 50th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.
     (e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) Investment Company. During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
     (g) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities.
     (h) Reporting Requirements. During the period of 6 years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
     (i) Payment of Expenses. (A) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and each Selling Shareholder (except as otherwise provided herein), as the case may be, under this Agreement, including but not limited to (i) any filing fees and other expenses with respect to any SEC, FINRA or other filing relating to the offering of the Securities, (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the preliminary prospectus, all amendments and supplements thereto, any other documents comprising any part of the General Disclosure Package, the Final Prospectus, all amendments and supplements thereto, any Issuer Free Writing Prospectus and any other document relating to the issuance, offer, sale and delivery of the Securities, (iii) the cost of any advertising approved by the Company in connection with the issue and sale of the Securities; (iv) any costs, expenses and filing fees (including the reasonable fees and disbursements of counsel and all local counsel to the Underwriters) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the FINRA of the Offered Securities (including filing fees and the fees and expenses of counsel and any special counsel for the Underwriters relating to such review); and (v) expenses incurred in distributing the preliminary prospectus, any other documents comprising any part of the General Disclosure Package, the Final Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectus to the Underwriters. The Company will also pay or reimburse the Underwriters (to the extent incurred by them) for costs and expenses of the Underwriters and the Company’s officers and employees and any other expenses of the Underwriters and the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of aircraft approved by the Chief Executive Officer of the Company in advance, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and other national and foreign exchange, and expenses in connection with the registration of the Offered Securities under the Exchange Act. (B) The Company agrees with each Selling Shareholder under this Agreement that the Company will pay all reasonable fees and disbursements of local counsel to the Selling Shareholders, provided, that, (i) the Company shall not be obligated to pay fees and disbursements of more than one local counsel, unless otherwise approved by the Company, for each of the jurisdictions in which the Selling Shareholders are incorporated or organized and (ii) the Company must consent in advance to the local counsel selected by the Selling Shareholders after receiving an estimate of counsel’s fees, and such consent will not be unreasonably withheld. (C) Each Selling Shareholder agrees with the several Underwriters and the Company to pay any transaction, stamp, capital or other issuance, registration, transfer or withholding taxes, duties or charges payable by or on behalf of the Underwriters or themselves, including but not limited to the New York State Stock Transfer Tax, which may arise in connection with the sale and delivery of the Offer Securities by such Selling Shareholder or in connection with execution, delivery and performance of this Agreement or the Custody Agreement or the Share Transfer Agreement by such Selling Shareholder.
     (j) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (k) Absence of Manipulation. The Company and the Selling Shareholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
     (l) Taxes. The Company and each Selling Shareholder will severally, not jointly, indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities to be delivered by it and on the execution and delivery of this Agreement. All payments to be made by the Company and the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or such Selling Shareholder are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     (m) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into a transaction which would have the same effect, or enter into any swap, hedge or any other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities whether any such aforementioned transactions is to be settled by delivery of the Lock-Up Securities or such other securities in cash or otherwise, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or (vi) publicly disclose the intention to make any such offer, sale, issue, pledge, grant or to enter into any such transaction, swap, hedge or other arrangement, without the prior written consents of Goldman Sachs and Credit Suisse Securities (USA) LLC (“Credit Suisse”), except for (a) issuances of grants of employee stock options or equity awards pursuant to the terms of a Company plan in effect on the date hereof or issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, (b) purchases of ordinary shares of employees of the Company selling ordinary shares to the Company the proceeds of which will be used in respect of grants under the terms of a Company plan then in effect, (c) the issuance of ordinary shares to holders of the Company 10% Subordinated PIK Notes due May 25, 2018 (the “PIK Notes”) pursuant to the related PIK Note Option Agreement dated February 25, 2009, (d) issuances of ordinary shares to RI-Fondo 1, RI-Fondo 2, RI-Fondo 3, IN-Fondo 1, IN-Fondo 2, IN-Fondo 3, PR-Fondo 1, PR-Fondo 2 and PR-Fondo 3, each a private pension fund formed under the law of Peru (each a “Peruvian Pension Fun”), in exchange for shares of Luz del Sur S.A.A., pursuant to the terms of certain exchange agreements dated, September 8, 2009 between each such Peruvian Pension Fund and the Company and (e) issuances of ordinary shares in an amount not to exceed 10% of the Company’s outstanding ordinary shares in exchange for equity securities, assets or other interests in or of a company principally engaged in the energy industry in the emerging markets (any developing country in Latin America, Central and Eastern Europe, the Middle East or Asia); provided that each recipient of ordinary shares, in the case of this clause (e) shall sign and deliver to Goldman Sachs and Credit Suisse a letter substantially in the form of Annex L provided for in this Agreement, covering the period from the date of issuance of such ordinary shares to such recipient to the date the Lock-Up Period is terminated in accordance with the terms of this Section 5(m). The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Goldman Sachs and Credit Suisse consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless Goldman Sachs and Credit Suisse waive in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period. Each of the Selling Shareholders agree that any waiver by Goldman Sachs and Credit Suisse of the restrictions set forth in clause (m) above shall not trigger the requirement set forth in the last sentence of each of clauses (i) and (ii) of Section 6(a) of the Amended and Restated Registration Rights Agreement dated as of December 29, 2006 among the Company and such Selling Shareholders.
     (n) Restriction on Sale of Securities by Selling Shareholders. For the period specified below (the “Selling Shareholder Lock-Up Period”), each Selling Shareholder will not, directly or indirectly, take any of the following actions with respect to Securities of the Company or any securities convertible into or exchangeable or exercisable for any Securities of the Company (the “Selling Shareholder Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of such Selling Shareholder Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase such Selling Shareholder Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Selling Shareholder Lock-Up Securities whether any such aforementioned transactions is to be settled by delivery of the Lock-Up Securities or such other securities in cash or otherwise, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Selling Shareholder Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) publicly disclose the intention to make any such offer, sale, issue, pledge, grant or to enter into any such transaction, swap, hedge or other arrangement, without the prior written consents of Goldman Sachs and Credit Suisse except (A) sales of the Offered Securities pursuant to this Agreement; (B) conversions of PIK Notes into Securities; (C) transfers of Securities by Selling Shareholders (a) to their affiliates or to funds under common management with such Selling Shareholder, (b) as a bona fide gift or gifts, (c) by will or intestacy, (d) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and (e) after the date which is two weeks after the date hereof to existing holders of Securities, who were holders of record prior to the date hereof, provided, that, any such transfers by the Selling Shareholder or its affiliates, in the aggregate, do not exceed 2.5% of the outstanding Securities of the Company; (D) transfers of PIK Notes, provided that each transferee/donee of a transfer referred to in clauses (C) and (D) agrees to be bound by the terms of this lock-up; or (E) the purchase of shares of Securities acquired in open market transactions after the completion of this offering; provided that each transferee of a transfer or sale referred to in clauses (C), (D) or (E) is or agrees to be bound in writing by the terms of this lock-up prior to such transfer and such transfer or sale does not trigger a public filing nor is one otherwise voluntarily made. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Goldman Sachs and Credit Suisse consent to in writing; provided, however, that if (1) during the last 17 days of the initial Selling Shareholder Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Selling Shareholder Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Selling Shareholder Lock-Up Period, then in each case the Selling Shareholder Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Goldman Sachs and Credit Suisse waive, in writing, such extension. The Company will provide the Selling Shareholders with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Selling Shareholder Lock-Up Period. Notices shall be provided to the addressees set forth in Section 11 of this Agreement. In furtherance of the foregoing, the Company and the transfer agent are hereby authorized to decline to make any transfer of Securities, if such transfer would constitute a violation or breach of this Agreement.
     6. Free Writing Prospectuses. The Company and Selling Shareholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus,” provided that the prior written consent of the parties hereto will be deemed to have been given with respect to any General Use Issuer Free Writing Prospectus. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. The Company represents that it will not take any action that would result in an Underwriter or the Company being required pursuant to Rule 433(d) to file with the Commission a “free writing prospectus,” as defined in Rule 405, prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, from each of Deloitte & Touche LLP and Deloitte Inc. confirming that they are each a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the forms of Schedule G, and Schedule H hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule G hereto shall be a date no more than three days prior to such Closing Date).
     (b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.
     (c) No Material Adverse Change. Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in United States, Cayman, Brazilian or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Cayman Islands authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or the Cayman Islands or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Cayman Islands or Brazil or any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (d) Opinion of Counsel for the Company. The Representatives shall have received (i) an opinion, dated such Closing Date, of Clifford Chance US LLP, counsel for the Company, substantially in the form set forth in Annex A-I and (ii) an opinion, dated such Closing Date, of Clifford Chance US LLP, counsel for the Company, substantially in the form set forth in Annex A-II, regarding the Company’s status as not being a PFIC.
     (e) Opinion of General Counsel for the Company. The Representatives shall have received an opinion dated such Closing Date, of Maureen Ryan, the General Counsel for the Company, substantially in the form set forth in Annex B.
     (f) Opinion of Cayman Island Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Walkers, Cayman Islands counsel for the Company, substantially in the form set forth in Annex C.
     (g) Opinions of Local Counsels for the Company. The Representatives shall have received opinions, dated such Closing Date, of (i) Machado, Meyer, Sendacz e Opice, Brazilian counsel for the Company, (ii) Torrado Angarita & Pinźon Abogados, Colombian counsel for the Company, (iii) Cakmak Avukatlik Burosu, Turkish counsel for the Company, (iv) Claro y Cía, Chilean counsel for the Company and (v) Rodrigo, Elias & Medrano Abogados, Peruvian counsel for the Company, substantially in the forms set forth in Annex D, Annex E, Annex F, Annex G and Annex H respectively.
     (h) Opinion of Counsel for Selling Shareholders. The Representatives shall have received on or prior to the date hereof, an opinion, dated such Closing Date, of (i) each local counsel to the Selling Shareholders, (ii) Walkers, Cayman counsel for each Selling Shareholder and (iii) Cleary Gottlieb Steen & Hamilton LLP, US Counsel for the Selling Shareholders, substantially in the form set forth in Annex I, Annex J and Annex K, respectively.
     (i) Opinion of Counsel for Underwriters. The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (j) Opinion of Brazilian Counsel for Underwriters. The Representatives shall have received from Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (k) Opinion of Colombian Counsel for Underwriters. The Representatives shall have received from Cardenas & Cardenas Abogados, Ltda., Colombian counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (l) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

     (m) Selling Shareholders’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an authorized representative, nominee or custodian of each Selling Shareholder in which such authorized representative, nominee or custodian, to the best of its knowledge after reasonable investigation, shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct as of such Closing Date; and such Selling Shareholders have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;
     (n) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters substantially in the form set forth in Annex L from each of the executive officers and directors of the Company who are not Selling Shareholders and each of the persons listed on Schedule I.
     (o) Form 1099. The Custodian will deliver to the Representatives a letter stating that they will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.
     (p) FINRA Approval. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby, provided, that the Representatives will use their reasonable best efforts to obtain such confirmation of no objection from FINRA.
     (q) Exchange Listing. The Offered Securities to be delivered on the Closing Date shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
The Selling Shareholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) Indemnification of the Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d), or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.
     (b) Indemnification of the Underwriters by Selling Shareholders. The Selling Shareholders will, severally and not jointly, indemnify and hold harmless each Underwriter, their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use therein (the “Provided Information”), and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein. Moreover, it is understood and agreed that the only information furnished by the Selling Shareholders consists of the Provided Information; provided, further, that no Selling Shareholder shall be liable under this Section 8(b) for any amounts in excess of the aggregate amount of net proceeds such Selling Shareholder receives in connection with the offering.

     (c) Indemnification of Company and Selling Shareholders by the Underwriters. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder, their respective partners, members, shareholders, directors, officers, employees, agents, affiliates and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any and all losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the sixteenth paragraph under the caption “Underwriting”.
     (d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e) provided, however, that no Selling Shareholder shall be liable under this Section 8(e) for any amounts in excess of the aggregate amount of net proceeds such Selling Shareholder receives in connection with the offering.

     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all accountable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
     11. Notices. All communications hereunder will be in writing and, if sent to the

Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Goldman, Sachs & Co., 85 Broad Street New York, NY 10004 and J.P. Morgan Securities Inc., 383 Madison Avenue, NY NY 10179, Attention Equity Syndicate Desk, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at c/o AEI Services LLC, 700 Milam, Suite 700 Houston, Texas 77002, Attention: Maureen Ryan, General Counsel, or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to AEI at Clifton House 75 Fort Street P.O. Box 190GT Georgetown, Grand Cayman, Cayman Islands cc: Maureen Ryan (at address provided above) and Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, Attention: Francesca L. Odell; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.
     13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Goldman Sachs, solely with respect to those provisions explicitly to be decided by Goldman Sachs, will be binding upon all the Underwriters.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Absence of Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that:
     (a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Shareholders on other matters. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives, and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

     (c) Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws to the extent such principles cause the laws of a different jurisdiction to apply.
     The Company and each Selling Shareholder hereby irrevocably submit to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in U.S. federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and the Selling Shareholders irrevocably appoint Corporation Service Company, located at 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, or, in the case of the Selling Shareholders, such other agent or representatives reasonably satisfactory to Goldman Sachs as any such Selling Shareholder may appoint (in which case, such Selling Shareholder shall promptly notify Goldman Sachs) as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or any Selling Shareholder by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company or such Selling Shareholder in any such suit or proceeding. The Company and each Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Selling Shareholders waive any and all rights to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in an way arising out of or relating to this Agreement
     The obligation of the Company or any Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours, AEI
By
Name:
Title:

[Insert name or names of Selling Shareholders] Acting on behalf of the Selling Shareholders
By
Name:
Title: Attorney-in-fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
Acting on behalf of themselves and as the Representatives of the several Underwriters.

By	Goldman, Sachs & Co.

By:

(Goldman, Sachs & Co.)

By	Credit Suisse Securities (USA) LLC

By:

Name:
Title:

By	Citigroup Global Markets Inc.

By:

Name:
Title:

By	J.P. Morgan Securities Inc.

By:

Name:
Title:

ANNEX L
[FORM OF LOCK-UP AGREEMENT FOR OFFICERS AND DIRECTORS WHO
ARE NON- SELLING SHAREHOLDERS AND EACH NON-SELLING
SHAREHOLDER]
[Insert date]
AEI
700 Milam, Suite 700
Houston, Texas 77002
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
     As Representatives of the Several Underwriters
     c/o Goldman, Sachs & Co.
          85 Broad Street
          New York, New York 10004
Dear Sirs:
     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the common stock, par value $0.002 per share (the “Securities”) of AEI, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees, that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without, in each case, the prior written consent of Goldman, Sachs & Co. (“Goldman Sachs”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities; (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase the Securities or Securities convertible into or exchangeable or exercisable for any share of Securities, (iii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or (iv) publicly disclose the intention to make any such offer, sale, issue, pledge, disposition, purchase or grant or to enter into any such transaction, swap, hedge or other arrangement without the prior written consent of Goldman Sachs and Credit Suisse; except, subject to the conditions below, (A) sales of Securities by officers or employees of the Company to the Company, all of the proceeds of which will be used to pay any taxes in respect of grants of employee stock options under the terms of a Company plan in effect on the date hereof; (B) transfers of Securities by the

Annex L-1

undersigned to their affiliates; (C) conversions of PIK Notes into Securities; or (D) transfers of PIK Notes. In addition, the undersigned agrees that, without the prior written consent of Goldman Sachs and Credit Suisse it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Goldman Sachs and Credit Suisse waive, in writing, such extension.
     The Company will provide the undersigned with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
     Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. A transfer of (i) Securities to a family member or trust or affiliate or (ii) PIK Notes, may be made, provided that, and only if, the transferee of a transfer referred to in clauses (i) or (ii) agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.
     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of shareholder]

Annex L-2